EXHIBIT J
McGLADREY & PULLEN, L.L.P.
Certified Public Accountants & Consultants

                         CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use of our report dated March 26, 1999, on the financial statements of Michigan Daily Tax Free Income Fund, Inc. referred to therein, which is incorporated by reference in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A, File No. 33-11642 , of Michigan Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Addtional Information under the captions "Counsel and Auditors" and "Financial Statements".

                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP


New York, New York
April 22, 1999